Exhibit (g)(3)

AMENDMENT TO MASTER CUSTODIAN AGREEMENT

THIS AMENDMENT TO MASTER CUSTODIAN AGREEMENT (the “Amendment”) is made and entered into as of April 15, 2020 by and among each registered investment company identified on Appendix A hereto (each a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, the Funds and the Custodian are parties to that certain Master Custodian Agreement dated as of February 17, 2017, as amended, modified or supplemented from time to time (the “Agreement”); and

WHEREAS, the Funds and the Custodian desire to amend and supplement the Agreement upon the following terms and conditions; and

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Funds and the Custodian hereby agree as follows:

1.	Appendix A shall be replaced in its entirety by the Appendix A dated April 15, 2020 attached hereto and incorporated herein by this reference.

2.	General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY		EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO

By:	/s/ Andrew Erickson	By:	/s/ Michael C. Forman

Name:	Andrew Erickson	Name:	Michael C. Forman

Title:	Executive Vice President	Title:	CEO & President

Information Classification: General

EXHIBIT+%28G%29%283%29+-+AMENDMENT+TO+CUSTODY+AGREEMENTApril 22, 2020

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

As of April 15, 2020

Listing of Funds and Series thereof

FS ENERGY TOTAL RETURN FUND

FS CREDIT INCOME FUND

FS MULTI-ALTERNATIVE INCOME FUND

FS MULTI-ALTERNATIVE CREDIT LLC

FS MULTI PRIVATE CREDIT LLC

FS SERIES TRUST

FS Multi-Strategy Alternatives Fund

FS Alternatives Fund (Cayman)

FS Real Asset Fund

FS Event Driven Fund

FS Global Macro Fund

FS Long/Short Equity Fund

FS Managed Futures Fund

FS Market Neutral Fund

FS Energy Total Return Fund

Information Classification: General

EXHIBIT+%28G%29%283%29+-+AMENDMENT+TO+CUSTODY+AGREEMENTApril 22, 2020